SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))



                              EVERGREEN SOLAR, INC.
                (Name of Registrant as Specified in Its Charter)



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The following press release was issued by Evergreen Solar, Inc. on June 16,
2004:

Contacts:                                   Investors / Media:
Richard G. Chleboski                        Stephanie Carrington / Denise Roche
Chief Financial Officer                     The Ruth Group
Evergreen Solar, Inc.                       646-536-7017 / 7008
508-357-2221 x708                           scarrington@theruthgroup.com
investors@evergreensolar.com                droche@theruthgroup.com



    EVERGREEN SOLAR AGREES TO SELL $20 MILLION OF EQUITY IN PRIVATE PLACEMENT



                      -- Conference call at 4:30 pm EDT --


Marlboro, Massachusetts, June 16, 2004 - Evergreen Solar, Inc. (Nasdaq: ESLR), a developer, marketer, and manufacturer of photovoltaic (solar power) products for the worldwide market, announced today that it had agreed to sell approximately $20 million of equity in a private placement of Common Stock and warrants to purchase Common Stock. The Company also announced that substantially all of the holders of outstanding shares of Series A Convertible Preferred Stock had agreed to convert their shares into Common Stock in conjunction with the closing of the private placement financing.

"I am very pleased with the progress Evergreen has made this year, particularly in the development of our second generation double ribbon furnace process. We now have a platform from which we can substantially grow our business. This financing, combined with the willingness of the Series A Preferred to convert to Common, is evidence that investors understand the substantial progress we have made," said Richard M. Feldt, President and Chief Executive Officer. "The $20 million we are raising puts Evergreen in the strongest financial position in its history and gives it the resources it needs to execute its business plan. We will use the majority of the financing proceeds to increase our capacity to approximately 15 MW and to accelerate the development of promising next generation technologies. When this expansion is complete, we expect that our variable manufacturing costs will be among the lowest in the industry at a fraction of our competitors' scale and therefore position us for rapid growth. We are looking to our next generation technologies to enable further, substantial productivity improvements."

Investors agreed to purchase an aggregate of approximately 7.7 million shares of Common Stock in the private placement at a price of $2.61 per share, which represents a 10% discount to the closing price of the Company's Common Stock on NASDAQ as of the close of business on June 15, 2004. In addition, investors will also receive warrants exercisable for a period of five years to purchase approximately 2.3 million additional shares of Common Stock at an exercise price of $3.34 per share, which represents a 15% premium to the closing price of the Company's Common Stock on NASDAQ as of the close of business on June 15, 2004.

The Company expects that, upon completion of the Common Stock financing and the Preferred Stock conversion, the number of outstanding shares of capital stock will be approximately 47 million, all of which will be shares of Common Stock with an additional approximately 10 million shares of Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants. The Company expects the transaction to close on June 21, 2004.

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The Company intends to use the net proceeds of approximately $18.5 million to increase its manufacturing capacity, to accelerate its advanced technology development programs, and for general corporate purposes.

Evergreen Solar produces solar power panels with its proprietary, patented String Ribbon(TM) manufacturing process that reduces manufacturing cost by eliminating the waste and cost of slicing of bulk silicon blocks. Since opening its current manufacturing plant in 2001, the Company has shipped over 60,000 solar panels to residential and commercial applications, primarily in North America and Europe. The Company's product sales have grown at an average rate of over 150% per year from 2000-2003 in a global solar market that has grown at over 35% per year during the same period.

CRT Capital Group LLC of Stamford, Connecticut, acted as placement agent for the private placement.

The closing of the financing is subject to certain closing conditions. The exerciseability of the warrants is subject to shareholder approval. Evergreen Solar intends to file a preliminary proxy statement with the SEC as soon as practicable and to schedule the vote on the issuance of the warrants to coincide with its annual meeting.

The shares of Common Stock sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company expects to file a resale registration statement covering the shares of Common Stock issued in the private placement within thirty (30) days after the closing of the financing.

This news release is not an offer to sell or the solicitation of an offer to buy the shares of Common Stock or any other securities of the Company.

The Company will hold a conference call to discuss its private equity financing on June 16, 2004, at 4:30 PM EDT. A live webcast of the conference call will be available online at www.evergreensolar.com. Web participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com. Those without web access may access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 322-0079 for domestic callers and (973) 409-9260 for international callers. The reservation number for both is 4858117.

In addition, a replay of the call will be available from June 16 through June 30, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and
(973) 341-3080 for international callers. Please use reservation code 4858117. The webcast of the call will remain available on Evergreen Solar's web site, www.evergreensolar.com, through July 15, 2004.


ABOUT EVERGREEN SOLAR, INC.

Evergreen Solar, Inc. (www.evergreensolar.com) develops, manufactures, and markets solar power products utilizing the Company's patented solar power technologies. The products provide reliable and environmentally clean electric power in global markets. Solar power applications include wireless power for remote homes, water pumping, lighting, and rural electrification, as well as complete power systems for electric utility customers choosing to generate their own environmentally benign power.

Evergreen Solar(R) is a registered trademark and String Ribbon(TM) is a trademark of Evergreen Solar, Inc.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Company cautions you that any statements contained in this press release which are not strictly historical statements constitute forward-looking statements. Such statements include, but are not limited to, statements reflecting management's expectations regarding the timing, cost and success of the private placement financing; the timing, cost, and success of the Company's current and future manufacturing scale-up and production; future financial performance; the Company's technology and product development, cost, and performance; the Company's current and future strategic relationships and future market opportunities; and the Company's other business and technology strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the Company may not consummate the private placement; the Company's business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company's products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the Company sells via a small number of reseller partners, and the Company's relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company's business, the partner's business, competitive factors, solar power market conditions, or financial market conditions; and the market for products such as the Company's solar power products is heavily influenced by federal, state, local, and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control. In addition to the foregoing factors, the other economic, competitive, governmental, technological, and other risk factors identified in the Company's filings with the Securities and Exchange Commission - including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 23, 2004, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 12, 2004 (copies of which may be obtained at the SEC's web site at: http://www.sec.gov) - could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

ADDITIONAL INFORMATION

In connection with certain aspects of the private placement, Evergreen plans to file a proxy statement and other relevant documents with the Securities and Exchange Commission ("SEC") relating to a solicitation of proxies from its stockholders in connection with the annual meeting of stockholders. STOCKHOLDERS OF EVERGREEN ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC when they become available by contacting Investor Relations, Evergreen Solar, Inc., 259 Cedar Hill Street, Marlboro, MA 01752 (Telephone: (508) 357-2221). Information regarding

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the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Evergreen, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Evergreen with the SEC.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, statements contained in this release may constitute "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, the risk that the private placement may not be consummated in a timely manner, if at all, and other risks concerning Evergreen and its operations that are detailed in Evergreen's periodic filings with the SEC, copies of which may be accessed through the SEC's web site at www.sec.gov.